Exhibit 99.1
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of RingCentral, Inc. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
DATED: February 13, 2020

/s/ Vladimir Shmunis
Vladimir Shmunis

/s/ Sandra Shmunis
Sandra Shmunis

ELCA, LLC

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Member

ELCA FUND I, L.P.

By:	ELCA, LLC, its General Partner

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Member

ELCA FUND II, L.P.

By:	ELCA, LLC, its General Partner

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Member

ELCA FUND III, L.P.

By:	ELCA, LLC, its General Partner

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Member

Vladimir G. Shmunis & Sandra Shmunis TR UA June 9, 1998 Shmunis Revocable Trust

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Trustee

So Inclined Philanthropic Foundation

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Trustee